UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
November 30, 2005
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-1097283 (I.R.S. Employer Identification No.)

3760 River Run Drive Birmingham, Alabama (Address of principal executive offices)	35243 (Zip Code)

(205) 970-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 30, 2005, Vesta Insurance Group, Inc. and Hopson B. Nance entered into a Voluntary Resignation and Release Agreement (the "Release Agreement") which cancelled and terminated Mr. Nance's Employment Agreement dated February 23, 2003. Under the terms of the Release Agreement, Vesta paid to Mr. Nance a lump sum of $275,000, less applicable withholding taxes, in exchange for Mr. Nance's full and unconditional release of all claims for entitlements, benefits or compensation that Mr. Nance could have received under his Employment Agreement. Vesta and Mr. Nance agreed to enter into the release Agreement in order to facilitate the employment of John Hines as Vesta's Chief Financial Officer. Mr. Nance will continue to be employed by Vesta as a Senior Vice President on an "at will" basis for up to six months at his current salary of $250,000 annually, having duties and responsibilities as assigned to him by the Chief Executive Officer or the Chief Financial Officer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As reported above, Hopson B. Nance resigned as Chief Financial Officer effective November 30, 2005.

Effective November 30, 2005, John Hines accepted Vesta's offer to become Chief Financial Officer. Mr. Hines, 51, has more than 20 years experience in personal lines insurance. Mr. Hines served most recently as a Director for Smart and Associates, LLP,a business advisory and accounting firm, where he worked primarily in the areas of business risk assessment, Sarbanes-Oxley compliance, and accounting and process improvement. As a director of Smart and Associates, Mr. Hines has been consulting Vesta for over six months in connection with the Company's financial accounting. Earlier, Mr. Hines oversaw management and day-to-day operations for United Agents Holdings, Inc., a venture capital-backed multi-line property and casualty insurance group. Mr. Hines also spent eight years at American International Group, Inc., (AIG), where he served as Vice President and Comptroller of the direct marketing division and as a regional audit manager for the international audit functions for Bermuda, Latin America and the Caribbean region. Mr. Hines holds a bachelor's degree in business administration from Temple University and is a certified public accountant.

Mr. Hines will receive an annual salary of $263,000, plus normal insurance benefits and perquisites including a company provided automobile and a club membership. Upon his acceptance of the position, Mr. Hines received options to acquire 50,000 shares of Vesta's common stock at an exercise price of $1.00 (the closing price on November 30), which become exercisable 20% annually, beginning with the first anniversary date of the transaction date and becoming fully vested on the expiration of five years from the transaction date. Vesta also entered into a change of control agreement with Mr. Hines that provides that Mr. Hines will be entitled to a cash payment equal to twice his annual salary if at any time within 24 months of December 2, 2005 (i) a change of control occurs and (ii) his employment is terminated or altered substantially in a negative fashion for any reason other than for cause following such change of control. A change of control is defined as any person becoming the beneficial owner of 50% or more of the combined voting power of the outstanding securities or the Board of Directors ceasing to consist of a majority of individuals who constituted the Board of Directors as of the date of the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of December 6, 2005.

VESTA INSURANCE GROUP, INC. By: /s/ Donald W. Thornton —————————————— Its: Senior Vice President — General Counsel and Secretary